SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2011

(Exact name of registrant as specified in its charter)

UNION BANKSHARES, INC.

(State or other jurisdiction of incorporation) Vermont	(Commission File Number) 001-15985	(IRS Employer Identification Number) 03-0283552

(Address of principal executive offices) 20 Main St., P.O. Box 667 Morrisville, VT	(Zip Code) 05661-0667

Registrant’s telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)

Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On March 17, 2011, Union Bankshares, Inc., Morrisville, Vermont (the “Company”) and Northway Financial, Inc., Berlin, New Hampshire, announced that their wholly-owned bank subsidiaries have entered into a Purchase and Assumption Agreement relating to three New Hampshire branch offices of Northway Bank (“Northway”). Under the Agreement, Union Bank (“Union”) will purchase the Northway branches located at 3 State Street, Groveton; 155 Main Street, North Woodstock and 76 Main Street, Littleton.

The three offices will become branches of Union and the branch employees will become Union employees. Union will continue to operate its existing branch at 263 Dells Road in Littleton. In the transaction, Union will assume approximately $80 million in deposits and $33 in performing loans, subject to routine adjustment prior to closing, and will purchase the related Groveton and North Woodstock banking facilities and assume the lease for the Littleton location. Union will pay a 6% premium on assumed deposits, and loans will be acquired at par. As is customary, various operating expenses of the acquired branches will be prorated at closing.

The Agreement contains customary representations, warranties and covenants of the parties. The Agreement includes a covenant of Northway not to operate banking offices within a specified geographic radius of the acquired offices for a period of 30 months following the closing. Completion of the transaction is subject to customary conditions, including receipt of required regulatory approvals. The parties expect the transaction to close during the second quarter of 2011.

The foregoing description is a general summary of certain of the terms and conditions of the Agreement and does not purport to be complete. It is qualified in its entirety by reference to the text of the Agreement, a copy of which is attached as Exhibit 10.1 to this report and is incorporated herein by reference. Additional information about the proposed transaction is also contained in a joint press release of the Company and Northway Financial, Inc., a copy of which is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed as part of this Report:

Exhibit 10.1 – Purchase and Assumption Agreement by and between Union Bank as purchaser and Northway Bank as seller, dated March 16, 2011

Exhibit 99.1 – Joint press release of Union Bankshares and Northway Financial dated March 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

March 17, 2011	/s/ Kenneth D. Gibbons
Kenneth D. Gibbons, Chief Executive Officer

March 17, 2011	/s/ Marsha A. Mongeon
Marsha A. Mongeon, Chief Financial Officer

________________________________________________________________________

EXHIBIT INDEX

10.1	Purchase and Assumption Agreement by and between Union Bank as purchaser and Northway Bank as seller, dated March 16, 2011

99.1	Joint press release of Union Bankshares and Northway Financial dated March 17, 2011